UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2019 (March 21, 2019)

Constellation Alpha Capital Corp.
(Exact Name of Registrant as Specified in Charter)

———————————

British Virgin Islands	001-38118	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

Emerald View, Suite 400, 2054 Vista Parkway
West Palm Beach, FL	33411
(Address of principal executive offices)	(Zip code)

(561) 404-9034
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

———————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2019, in connection with the Special Meeting in lieu of the 2019 Annual General Meeting of Shareholders (the “Special Meeting”), Constellation Alpha Capital Corp. (the “Company”) filed with the Registrar of Corporate Affairs in the British Virgin Islands the Company’s Amended and Restated Memorandum and Articles of Association. A copy of the Amended and Restated Memorandum and Articles of Association is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 21, 2019, at the Special Meeting, the Company’s shareholders approved the following items: (i) an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”) to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional six months, from March 23, 2019 to September 23, 2019 (the “Extended Date”); (ii) a proposal to re-elect (the “Director Proposal”) each of Dr. John Alexander and Mr. Kewal Handa to the Company’s board of directors, with each such director to serve until the second annual general meeting of shareholders following the Special Meeting or until his successor is elected and qualified; and (iii) a proposal to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019 (the “Auditor Proposal”). The affirmative vote of at least 65% of the ordinary shares, no par value, of the Company (the “Ordinary Shares”) present in person or by proxy at the Special Meeting and voting on the Extension Amendment was required to approve the Extension Amendment, and the affirmative vote of at least a majority of the Ordinary Shares attending the Special Meeting in person or by proxy and voting on the Director Proposal and the Auditor Proposal was required for the re-election of each of the directors in the Director Proposal and to approve the Auditor Proposal. The purpose of the Extension was to allow the Company more time to complete a business combination transaction.

Following redemptions of 13,187,468 of the Ordinary Shares in connection with the Extension, a total of approximately $12.3 million will remain in the Trust Account.

Set forth below are the final voting results for each of the proposals:

Extension Amendment

The Extension Amendment was approved extending the date by which the Company has to consummate a business combination to the Extended Date. The voting results of the Ordinary Shares of the Company were as follows:

For	Against	Abstentions
13,882,255	1,578,434	0

Director Proposal

The proposal to re-elect two directors, Dr. John Alexander and Mr. Kewal Handa, to the Company’s board of directors was approved. The voting results of the Ordinary Shares of the Company were as follows:

Director	Votes For	Votes Withheld
Dr. John Alexander	13,592,566	1,868,123
Kewal Handa	13,592,566	1,868,123

Auditor Proposal

The Auditor Proposal was approved. The voting results of the Ordinary Shares of the Company were as follows:

For	Against	Abstentions
18,198,121	14,000	50,000

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of Constellation Alpha Capital Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ALPHA CAPITAL CORP.

By:	/s/ Rajiv S. Shukla
Name: Rajiv S. Shukla
Title: Chief Executive Officer

Date: March 25, 2019